UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

ANDINA ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38785	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right, and one redeemable warrant	ANDAU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The NASDAQ Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Andina Acquisition Corp. III and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

General Terms and Effects

On January 28, 2021, Andina Acquisition Corp. III, a company organized in the Cayman Islands (together with its successors, “Andina”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Andina Holdings LLC, a Delaware limited liability company (“Holdings”) and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller) (the “Purchaser Representative”), Stryve Foods, LLC, a Texas limited liability company (the “Company”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller (the “Seller Representative”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and the Company will conduct a reorganization via merger pursuant to which the Seller will become a holding company for the Company, the former owners of the Company will become the owners of the Seller, and the former holders of convertible notes of the Company will become holders of convertible notes of the Seller, and pursuant to which the Company will retain all of its subsidiaries, business, assets and liabilities, and become a wholly-owned subsidiary of the Seller (the “Reorganization”), (ii) prior to the Closing, Andina will continue out of the Cayman Islands and into the State of Delaware to re-domicile as and become a Delaware corporation (the “Conversion”), (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of Andina (“Andina Class V Common Stock”) (such contribution, the “Seller Contribution”), and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing (the “Redemption”) and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (the “Andina Contribution” and together with the Seller Contribution, the “Contribution” and, collectively with the other transactions contemplated by the Business Combination Agreement, the “Transactions”). At the Closing, Andina will change its name to “Stryve Foods, Inc.”

Consideration

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Seller Contribution, Holdings shall issue to the Seller a number of newly issued Holdings Class B Units (the “Seller Consideration Units”) equal in value to (the “Seller Consideration”) (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the target consolidated net working capital amount of $553,635.45 exceeds the consolidated net working capital of the Company (but not less than zero), plus (iii) the amount, if any, by which the consolidated net working capital of the Company exceeds the target consolidated net working capital amount of $553,635.45 (but not less than zero), minus (iv) the amount of indebtedness of the Company at the Closing (excluding certain capitalized leases and any obligations under the Bridge Notes or other convertible debt of the Seller that is converted into equity in connection with the Closing), minus (v) the amount of any Company transaction expenses, with each Holdings Class B Unit valued for such purposes at a price of $10.00 per unit. Additionally, Andina will issue to the Seller a number of shares of newly issued shares of Andina Class V Common Stock equal to the number of Seller Consideration Units.

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Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Andina Contribution, Holdings shall issue to Andina a number of newly issued Holdings Class A Units so that after giving effect to such issuance Andina will have a number of Holdings Class A Units equal to the number of issued and outstanding shares of Class A common stock of Andina (“Andina Class A Common Stock”) as of the Closing (after giving effect to the issuance of any shares in any PIPE Investment (as defined below) and the redemption or conversion of shareholders in the Redemption).

The Seller Consideration Units (and related number of shares of Andina Class V Common Stock) will be issued based on an estimate of the Company’s consolidated indebtedness, net working capital and transaction expenses as of the Closing and subject to a post-Closing true-up.

Escrow Securities

At the Closing, one percent (1%) of the Seller Consideration Units otherwise issuable to the Seller at the Closing (the “Escrow Units”), and an equal number of shares of Andina Class V Common Stock otherwise issuable to the Seller at the Closing (the “Escrow Shares” and, together with the Escrow Units, the “Escrow Securities”), will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company, as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Securities (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The Escrow Property shall serve as the sole source of payment for the obligations of the Seller for the post-Closing true-up adjustments to the Seller Consideration Units and shares of Andina Class V Common Stock.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties by each of Andina, the Company and the Seller. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Survival

The representations and warranties of the parties terminate as of and do not survive the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties shall not survive the Closing, except those covenants and agreements to be performed after the Closing which covenants and agreement shall survive until fully performed.

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Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by the Seller; (4) Andina’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing; (8) further assurances; (9) public announcements; and (10) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Business Combination Agreement and the consummation of the Transactions requires the approval of Andina’s shareholders. Andina agreed, as promptly as practicable after the date of the Business Combination Agreement, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the replacement Andina Securities to be issued to the holders thereof in the Conversion, and containing a proxy statement/prospectus for the purpose of Andina soliciting proxies from the shareholders of Andina to approve the Business Combination Agreement, and related matters (the “Andina Shareholder Approval”) at a special meeting of Andina’s shareholders (the “Special Meeting”) and providing such shareholders an opportunity to participate in the Redemption.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Andina (the “Post-Closing Board”) will consist of seven (7) individuals, a majority of which will be independent in accordance with Nasdaq rules. Immediately after the Closing, the parties will designate and appoint to the Post-Closing Board (i) the two (2) persons that are designated by Andina (the “Andina Directors”), both of whom shall qualify as an independent director under Nasdaq rules, and (ii) the five (5) persons that are designated by the Company (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. The Post-Closing Board will be a classified board with three classes of directors.

Andina and the Company agreed to use their reasonable best efforts to satisfy the conditions of the closing obligations of the PIPE Investors contained in the subscription agreements and the Bridge Notes for the PIPE Investment (as described below), and consummate the transactions contemplated thereby. Andina also agreed to certain covenants regarding its obligations if it does not reasonably believe that the condition to Closing relating to the minimum cash Andina needs to have at the Closing (as described below) would not be satisfied.

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During the Interim Period, the Company and the Seller will use their commercially reasonable efforts to enter into one or more sales-leaseback arrangements (each, a “Sales-Leaseback”) with respect to certain of their and their subsidiaries’ material real properties. The Company and the Seller will use the net cash proceeds of any such Sales-Leaseback to pay-off and reduce the outstanding Indebtedness for borrowed money owed to third parties.

The Company and the Seller agreed to consummate the Reorganization as promptly as practicable after the date of the Business Combination Agreement, but in any event by February 5, 2021. The Company also agreed to enter into new employment agreements (the “Employment Agreements”) with certain senior executives of the Company as promptly as practicable after the date of the Business Combination Agreement, but in any event prior to the effectiveness of the Registration Statement.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the approval of the shareholders of Andina;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

●	the absence of any law or order that would prohibit the consummation of the Transactions;

●	upon the Closing, after giving effect to the completion of the Redemption and PIPE Investment, Andina having net tangible assets of at least $5,000,001;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing; and

●	the effectiveness of the Registration Statement.

Unless waived by the Company, the obligations of the Seller and the Company to consummate the Combination are subject to the satisfaction of the following additional conditions:

●	the representations and warranties of Andina being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect);

●	Andina and Holdings having performed in all material respects their obligations and complied in all material respects with their covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Andina since the date of the Business Combination Agreement which is continuing and uncured;

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●	upon the Closing, Andina shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, after giving effect to the payment of the Purchaser’s unpaid expenses and liabilities (but prior to giving effect to the Andina Contribution), of an amount equal to at least (i) Nineteen Million U.S. Dollars ($19,000,000), less (ii) the gross proceeds received by the Company from the Bridge Notes (including as a result of the satisfaction or offset of obligations owed by the Company under Pre-Bridge Notes that were exchanged for Bridge Notes);

●	the Conversion shall have been consummated;

●	the Registration Rights Agreement and the Insider Forfeiture Agreements shall be in full force and effect in accordance with the terms thereof as of the Closing, and the Insiders shall have made the transfers or forfeitures of their Andina securities required under the Insider Forfeiture Agreements effective as of the Closing;

●	Andina shall have delivered to the Company a copy of an Amended and Restated Operating Agreement of Holdings, which will provide for the rights and obligations of the Holdings membership units as described in the Business Combination Agreement, make Andina the managing member of Holdings, and prohibit the transfer of any Holdings Class B Unit (x) during the lock-up period set forth in the Lock-Up Agreement applicable to such security except in accordance with the terms of the Lock-Up Agreement or (y) at any time without a simultaneous transfer of one share of Andina Class V Common Stock, and which otherwise will be on customary terms and conditions (the “Amended Holdings Operating Agreement”), duly executed by Holdings and Andina;

●	Andina shall have delivered to the Company a copy of an Exchange Agreement by and between Andina and Holdings, which will permit holders of Holdings Class B Units and Andina Class V Common Stock to exchange a set of one Holdings Class B Unit and one share of Andina Class V Common Stock for one share of Andina Class A Common Stock (an “Exchange Share”) after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities, and which will otherwise permit Andina to maintain an ownership percentage in Holdings consistent with the issued and outstanding Andina Class V Common Stock as compared to Andina Class A Common Stock and other outstanding equity securities of Andina, and which otherwise will be on customary terms and conditions (the “Exchange Agreement”), duly executed by Andina and Holdings;

●	Andina shall have delivered to the Seller a copy of a Tax Receivables Agreement by and between Andina and Seller in form and substance reasonably acceptable to Andina and the Seller, which will provide that Andina will pay to the Seller eighty-five percent (85%) of the amount of the tax benefit that Andina realizes as a result of the increases in tax basis related to any exchanges of Holdings Class B Units and Andina Class V Common Stock for Exchange Shares, and which otherwise will be on customary terms and conditions (the “Tax Receivables Agreement”), duly executed by Andina; and

●	Andina shall have delivered to the Seller a copy of an amendment to the registration rights agreement entered into between Andina and certain of its shareholders at the time of Andina’s initial public offering to amend the terms thereof to make it consistent with the Registration Rights Agreement.

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Unless waived by Andina, the obligations of Andina and Holdings to consummate the Combination are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other Closing deliverables:

●	the representations and warranties of Company and Seller being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect);

●	the Company and the Seller having performed in all material respects their obligations and complied in all material respects with their covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to the Company or the Seller and its subsidiaries, taken as a whole, since the date of the Business Combination Agreement which is continuing and uncured;

●	the Lock-Up Agreement, the Non-Competition Agreement, the Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing;

●	Andina having received a copy of the Employment Agreements duly executed by the parties thereto; and

●	Andina having received a copy of the Amended Holdings Operating Agreement and the Tax Receivables Agreement, duly executed by the Seller.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual written consent of Andina and the Company;

●	by either Andina or the Company if any of the conditions to Closing have not been satisfied or waived by July 31, 2021 (the “Outside Date”);

●	by either Andina or the Company if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement, and such order or other action has become final and non-appealable;

●	by either Andina or the Company in the event of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by Andina if there has been an event that has had a Material Adverse Effect on the Seller and the Company and its subsidiaries taken as a whole that is continuing and uncured;

●	by the Company if there has been an event that has had a Material Adverse Effect on Andina that is continuing and uncured;

●	by either Andina or the Company if the Special Meeting is held and the approval of the shareholders of Andina is not received; or

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●	by written notice by Andina if the Company and the Seller have not consummated the Reorganization on or prior to February 5, 2021 (but such termination right shall expire upon the consummation of the Reorganization).

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination. The Business Combination Agreement does not provide for any termination fees.

Trust Account Waiver

The Company and the Seller agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Andina’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

B. Luke Weil is serving as the Purchaser Representative under the Business Combination Agreement, and in such capacity will represent the interests of Andina’s stockholders after the Closing (other than the Seller) with respect to certain matters under the Business Combination Agreement. R. Alex Hawkins is serving as the Seller Representative under the Business Combination Agreement, and in such capacity will represent the interests of the members of the Seller after the Closing with respect to certain matters under the Business Combination Agreement.

Governing Law

The Business Combination Agreement is governed by Delaware law and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (and any appellate courts thereof).

The Business Combination contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Andina, the Company or any other party to the Business Combination. In particular, the representations, warranties, covenants and agreements contained in the Business Combination, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination, which subsequent information may or may not be fully reflected in Andina’s public disclosures.

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Related Agreements

Lock-Up Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Lock-Up Agreement with Andina and the Purchaser Representative (the “Lock-Up Agreement”) with respect to the Seller Consideration Units and shares of Andina Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by Andina after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and any Exchange Shares issued after the Closing (collectively, the “Restricted Securities”). The Lock-Up Agreement, which will be effective at the Closing, provides that the Seller will not during the period commencing from the Closing and ending on the earlier of (i) with respect to fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing, (y) the date on which the closing price of Andina Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period commencing twenty (20) trading days prior to the six (6) month anniversary of the Closing, and (z) the date after the Closing on which Andina consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Andina’s stockholders having the right to exchange their equity holdings in Andina for cash, securities or other property (a “Subsequent Transaction”), and (ii) respect to the remaining fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which Purchaser consummates a Subsequent Transaction: (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b) or (c) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise. The Seller also agreed that the Escrow Securities will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each the Seller will be allowed to transfer any of the Restricted Securities (other than the Escrow Securities while they are held in the escrow account) (I) by gift, will or intestate succession, (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (III) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Seller is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Seller is an entity, as a distribution to limited partners, shareholders, members of, or owners or of similar equity interests in Holder, or to any affiliate of the Seller, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

A copy of the Lock-Up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

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Registration Rights Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Registration Rights Agreement with Andina (the “Registration Rights Agreement”), which will become effective at the Closing. Under the Registration Rights Agreement, the Seller will hold registration rights that obligate Andina to register for resale under the Securities Act all or any portion of any Exchange Shares issued after the Closing and, solely with respect to a distribution by the Seller to its members, the Seller Consideration Units and shares of Andina Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by Andina after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement (collectively, the “Registrable Securities”). Seller (or transferees) holding at least 15% of the Registrable Securities then issued and outstanding will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if any time after the Closing, Andina proposes to file a registration statement under the Securities Act with respect to its securities, Andina will be required to give notice to the Seller as to the proposed filing and offer the Seller an opportunity to register the sale of such number of Registrable Securities as requested by the Seller in writing. In addition, subject to certain exceptions, the Seller will be entitled to request in writing that Andina register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time. Andina also agreed to file within the later of (i) 60 days after the filing of Andina’s 8-K for the Closing and (ii) the date that the registration statement for the PIPE Investors has been declared effective by the SEC, a resale registration statement for the resale of the Registrable Securities and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

Under the Registration Rights Agreement, Andina agreed to indemnify the Seller and certain persons or entities related to the Seller such as its officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Seller agreed to indemnify Andina and certain persons or entities related to Andina such as its officers and directors and underwriters against all losses caused by the Seller’s misstatements or omissions in those documents.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Non-Competition Agreements

Simultaneously with the execution of the Business Combination Agreement, the Seller and certain members of the Seller (each, a “Subject Party”) each entered into non-competition and non-solicitation agreements (each, a “Non-Competition Agreement”), to become effective at the Closing, for the benefit of Andina, the Company and each of their respective affiliates, pursuant to which such Subject Party agreed not to compete with Andina, the Company and their respective affiliates during the two (2) year period following the Closing in the United States or in any other markets in which Andina, the Company or their affiliates are engaged. Each Subject Party also agreed that during such two (2) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

A copy of the form of Non-Competition Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Non-Competition Agreement is qualified in its entirety by reference thereto.

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Insider Forfeiture Agreement

Simultaneously with the execution of the Business Combination Agreement, B. Luke Weil and certain other Andina shareholders (collectively with B. Luke Weil, the “Insiders”), who received any of the 2,700,000 Andina ordinary shares issued to B. Luke Weil as “insider shares” prior to Andina’s initial public offering (the “Insider Shares”) each entered into a letter agreement with Andina and the Seller (the “Insider Forfeiture Agreement”), pursuant to which such Insider agreed to cancel, effective as of the Closing, (a) a number of Insider Shares equal to (i) fifty percent (50%) of the Insider Shares held by such Insider as of the date of the Business Combination Agreement, minus (ii) the number of Insider Shares, if any, approved by the Seller in writing for transfer and actually transferred by such Insider to other persons or entities in support of the Transactions, and (b) a number of the warrants and rights purchased by such Insider in the private placement conducted by Andina in connection with its initial public offering equal (collectively, the “Private Warrants and Rights”) to (i) fifty percent (50%) of the Private Warrants and Rights held by such Insider as of the date of the Business Combination Agreement, minus (ii) the number of Private Warrants and Rights, if any, approved by the Seller in writing for transfer and actually transferred by such Insider to other persons or entities in support of the Transactions. Each Insider also agreed to enter into the Share Escrow Amendment, as described below.

A copy of the form of Insider Forfeiture Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Insider Forfeiture Agreement is qualified in its entirety by reference thereto.

Share Escrow Amendment

Simultaneously with the execution of the Business Combination Agreement, Andina, the Insiders and Continental Stock Transfer & Trust Company, as escrow agent, entered into an amendment (the “Share Escrow Amendment”) to the Share Escrow Agreement, dated as of January 28, 2019, by and among Andina, the Insiders and Continental Stock Transfer & Trust Company, as escrow agent thereunder, to acknowledge the replacement of their Andina ordinary shares held in escrow thereunder with Andina Class A Common Stock in the Conversion and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

A copy of the form of Share Escrow Amendment is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the Share Escrow Amendment is qualified in its entirety by reference thereto.

PIPE Investment

Simultaneously with the execution of the Business Combination Agreement, Andina and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) for 4,250,000 shares of Andina Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement in Andina to be consummated simultaneously with the closing of the Transactions (the “Closing PIPE Investment”). The consummation of the transactions contemplated by the Subscription Agreement is conditioned on the concurrent Closing and other customary closing conditions. Each Closing PIPE Investor agreed in the Subscription Agreement (and in the PIPE Registration Rights Agreement as well) that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Andina’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

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In addition, simultaneously with the execution of the Business Combination Agreement, (i) the Company entered into note purchase agreements with certain investors (the “Bridge Investors” and, together with the Closing PIPE Investors, the “PIPE Investors”) in a private placement for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in unsecured promissory notes of the Company (the “Bridge Notes”) to be funded by the Bridge Investors and issued upon execution (including certain Company obligations under certain promissory notes issued by the Company prior to the execution of the Business Combination Agreement (“Pre-Bridge Notes”) that were exchanged for Bridge Notes), and (ii) Andina and the Company entered into Subscription Agreements with the Bridge Investors (in the same form as with the Closing PIPE Investors), where the obligations of the Company under such Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors under such Subscription Agreements at the Closing, whereupon the Bridge Investors (including holders of Pre-Bridge Notes that were exchanged for Bridge Notes) will be issued shares of Andina Class A Common Stock (the “Bridge PIPE Shares” and, together with the Closing PIPE Shares, the “PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares (the “Bridge PIPE Investment” and, together with the Closing PIPE Investment, the “PIPE Investment”).

A copy of the form of Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Subscription Agreement is qualified in its entirety by reference thereto.

PIPE Registration Rights Agreement

Simultaneously with the execution and delivery of the Subscription Agreements, Andina entered into a Registration Rights Agreement (the “PIPE Registration Rights Agreement”) with the PIPE Investors pursuant to which Andina agreed to file with the SEC on or prior to the 10th business day after the date on which Andina files the definitive Registration Statement/prospectus for the Special Meeting a registration statement for the resale of the PIPE Shares to be issued to the PIPE Investors (the “Shelf Registration Statement”), and to cause such Shelf Registration Statement to become effective the 60th day following the Closing (or, in the event the SEC notifies Andina that it will review the Shelf Registration Statement, the 120th day following the Closing), subject to liquidated damages of 1% of the subscription price paid by each PIPE Investor per month if it does not timely file such Shelf Registration Statement, meet such registration effectiveness requirement or fails to keep such Shelf Registration Statement effective. The PIPE Registration Rights Agreement prohibits other persons from using piggy-back registration rights with respect to the Shelf Registration Statement and prohibits Andina from filing other registration statements (subject to certain exceptions) until the Shelf Registration Statement is effective.

Under the PIPE Registration Rights Agreement, Andina agreed to indemnify the PIPE Investors and certain persons or entities related to the PIPE Investors against any losses or damages resulting from any untrue statement or omission of a material fact in the Shelf Registration Statement, unless such liability arose from their misstatement or omission, and each PIPE Investor agreed to severally indemnify Andina and certain persons or entities related to Andina against all losses caused by such PIPE Investor’s misstatements or omissions in those documents.

A copy of the form of PIPE Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the PIPE Registration Rights Agreement is qualified in its entirety by reference thereto.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “PIPE Investment” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Andina Class A Common Stock to be issued to the PIPE Investors will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (subject to the registration of the resale of such securities in accordance with the PIPE Registration Rights Agreement).

ADDITIONAL INFORMATION

Andina intends to file with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of Andina, and a prospectus in connection with the Transactions. The definitive proxy statement and other relevant documents will be mailed to shareholders of Andina as of a record date to be established for voting on the Transactions and related matters. Shareholders of Andina and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Andina’s solicitation of proxies for the special meeting to be held to approve the Transactions and related matters because these documents will contain important information about Andina, the Company and the Transactions, including the Conversion which will result in Andina re-domiciling from the Cayman Islands to the State of Delaware. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Andina by contacting its Chief Executive Officer, Julio Torres c/o Andina Acquisition Corp. III, 250 West 57th Street, Suite 415, New York, NY 10107.

Participants in the Solicitation

Andina, the Company and the Seller and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of Andina in favor of the approval of the Business Combination. Shareholders of Andina and other interested persons may obtain more information regarding the names and interests in the proposed transaction of Andina’s directors and officers in Andina’s filings with the SEC, including Andina’s annual report on form 10-K for the year-ended December 31, 2019, which was filed with the SEC on March 6, 2020. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of Andina, the Company and their respective affiliates (including the Seller), from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Andina’s and the Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Andina’s, the Company’s and the Seller’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Andina, the Company or the Seller and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the inability to complete the Transactions, including due to the failure to obtain approval of the shareholders of Andina or other conditions to closing in the Business Combination Agreement; (3) the inability to obtain or maintain the listing of Andina’s common stock on Nasdaq following the Closing; (4) the risk that the Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the Transactions; (5) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (6) costs related to the Transactions; (7) changes in applicable laws or regulations; (8) the possibility that Andina or the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by Andina. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by Andina. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Andina, the Company and the Seller undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

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No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended,, or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1*	Business Combination Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Andina Holdings LLC, B. Luke Weil in the capacity as the Purchaser Representative, Stryve Foods, LLC, Stryve Foods Holdings, LLC, and R. Alex Hawkins in the capacity as the Seller Representative.

10.1	Lock-Up Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, B. Luke Weil in the capacity as the Purchaser Representative and Stryve Foods Holdings, LLC.

10.2	Registration Rights Agreement, dated as of January 28, 2021, by and between Andina Acquisition Corp. III and Stryve Foods Holdings, LLC.

10.3	Form of Non-Competition and Non-Solicitation Agreement, dated as of January 28, 2021, by the equity holder of Stryve Foods, LLC party thereto in favor of Andina Acquisition Corp. III, Stryve Foods, LLC and their respective affiliates.

10.4	Form of Insider Forfeiture Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods Holdings, LLC and the shareholder of Andina Acquisition Corp. III party thereto.

10.5	Amendment to Share Escrow Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, and the shareholders of Andina Acquisition Corp. III party thereto.

10.6	Form of Subscription Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods, LLC and the investor named therein.

10.7	Form of Registration Rights Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III and the investors named therein.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Andina agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2021
ANDINA ACQUISITION CORP. III

	By:	/s/ Julio Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer

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